EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
Wyndham Hotel Group Employee Savings Plan
Parsippany, New Jersey

We consent to the incorporation by reference in the Registration Statement of Wyndham Hotels & Resorts, Inc. on Form S-8 (No. 333-232421) of our report dated June 28, 2019, on our audit of the financial statement of Wyndham Hotel Group Employee Savings Plan as of December 31, 2018 which report is included in this Annual Report on Form 11-K to be filed on or about June 26, 2020.

/s/ EISNERAMPER LLP

Iselin, New Jersey
June 26, 2020